UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 7, 2026
___________________________________
CRESTLINE LENDING SOLUTIONS, LLC
(Exact name of registrant as specified in its charter)
___________________________________

Delaware	000-56777	99-3640580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
201 Main Street, Suite 2100
Fort Worth, Texas 76102
(Address of principal executive offices and zip code)
(817) 339-7600
(Registrant’s telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01. Regulation FD Disclosure
On October 7, 2026, Crestline Lending Solutions, LLC (the “Company”) entered into Amendment No. 1 to the Investment Advisory and Management Agreement (the "Amendment") between the Company and Crestline Management, L.P. (the "Adviser") which amended the Investment Advisory Agreement, dated as of December 1, 2025 (as amended, the "Advisory Agreement"). Pursuant to the Amendment, the Base Management Fee (as defined in the Advisory Agreement) was reduced such that it will now be calculated at a rate of 0.071% (0.85% annualized) based on the value of the Company's net assets at its most recently published net asset value. The amended fee rate was made effective as as of October 1, 2026. No other changes were made to the Advisory Agreement.
The description above is qualified in its entirety by reference to the copy of the Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits:

Exhibit Number	Description

10.1	Amendment No. 1 to the Investment Advisory and Management Agreement between Crestline Lending Solutions, LLC and Crestline Management, L.P., dated as of October 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2026	CRESTLINE LENDING SOLUTIONS, LLC

	By:	/s/ Chris Semple
Name: Chris Semple Title: Chief Executive Officer